Exhibit 3.1

STATEMENT TO AMEND AND RESTATE

ARTICLES OF INCORPORATION OF

BRITANNIA BULK HOLDINGS INC

UNDER SECTION 93 OF THE

BUSINESS CORPORATIONS ACT

The undersigned, Fariyal Khanbabi, Chief Financial Officer of Britannia Bulk Holdings Inc (the “Corporation”), a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending and restating the Articles of Incorporation of said Corporation pursuant to Section 93 of the Business Corporations Act, hereby certifies that:

1.                                       The name of the Corporation is: BRITANNIA BULK HOLDINGS INC.

2.                                       The Articles of Incorporation were filed with the Registrar of Corporations as of the 19th day of May, 2008.

3.                                       The Articles of Incorporation are hereby replaced by the Amended and Restated Articles of Incorporation attached hereto.

4.                                       These Amended and Restated Articles of Incorporation were authorized by actions of the Board of Directors and Shareholders of the Corporation

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation of this 27 day of May 2008

FARIYAL KHANBABI

Authorized Person

Name:  Fariyal Khanbabi

Title:  Chief Financial Officer

AMENDED AND RESTATED ARTICLES OF INCORPORATION

1.                                       The Articles of Incorporation of the Corporation are hereby amended in their entirety to read as follows:

A.                                   The name of the Corporation shall be:

BRITANNIA BULK HOLDINGS INC

B.                                     Purpose: The purpose of the Corporation is to engage in any lawful act or activity which corporations now or hereafter organized under the Marshall Islands Business Corporations Act (the “BCA”) and without in any way limiting the generality of the foregoing, the Corporation shall have the power:

(i)                                     To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(ii)                                  To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world, to engage in maritime logistics services (including port modification, fendering, lightening, dredging of berths, provision of floating cranes and self-discharging equipment) and to engage generally in waterborne commerce.

(iii)                               To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(iv)                              To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(v)                                 To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation,

municipality, county, state, body politic, or government or colony or any dependency thereof.

(vi)                              To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(vii)                           To carry on its business, to have one or more offices, and to exercise its powers in foreign countries, subject to the laws of the particular country.

(viii)                        To borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

(ix)                                To give a guarantee not in furtherance of corporate purposes when authorized by majority vote of shareholders entitled to vote thereon and, when authorized by like vote, such guarantee may be secured by mortgage or pledge or creation of security interest in corporate property.

(x)                                   To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(xi)                                To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(xii)                             To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such “securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Associations Law of the Republic of the Marshall Islands is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company, association or other business Organization, domestic or foreign governmental, municipal or other public authority.

(xiii)                          To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and any interest therein, either as principal business special, or as a factor or broker, or as commercial, sales, or financial agent or representative, general or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal property are dealt in, and to comply with the rules of any such institution.

(xiv)                         To engage in any mercantile; manufacturing or trading business of any kind or character whatsoever and to do all things incidental to such business.

(xv)                            To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.

(xvi)                         To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, suitable or necessary in connection with any of the purposes herein above or hereinafter set forth, or otherwise deal with or in any such properties.

(xvii)                      To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person.

(xviii)                   To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in the securities of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, and conduct in any lawful manner the whole or any part of the business thus acquired.

(xix)                           To make, enter into and carry out any arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights; privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose.

(xx)                              To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein.

(xxi)                           To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.

(xxii)                        To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

(xxiii)                     To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(xxiv)                    To the extent suitable or necessary to carry out any of the purposes herein before or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Associations Law of the Republic of the Marshall Islands, to buy, sell and deal in foreign exchange.

(xxv)                       To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(xxvi)                    To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Associations Law of the Republic of the Marshall Islands; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote.

(xxvii)                 To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the Marshall Islands; to establish and maintain offices and agencies wherever situated; and to exercise any or all of its corporate powers and rights.

C.                                     Registered Address: The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.  The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.                                    Authorized Capital Stock: The aggregate number of shares of common stock that the Corporation is authorized to issue is One Billion (1,000,000,000) registered shares with a par value of United States one cent (U.S. $.01) per share (the “Common Shares”).

E.                                      Corporate Power: The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have, including the right to amend, rescind or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

F.                                      Election of Directors: Directors shall be elected by a majority of votes cast at a meeting by the holders of the majority of the Common Shares. Cumulative voting, as defined in Section 71(2) of the BCA, shall not be used to elect directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

G.                                     Indemnification and Limitation of Director Liability:

(i)                                     Indemnification. The Corporation shall indemnify and hold harmless its directors and officers, and persons serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, another “Enterprise”), where such person is made party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director or officer of the Corporation or serving as a director, officer, employee, trustee or agent of another Enterprise at the request of the Corporation, in each case to the fullest extent permitted under the BCA     as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

(ii)                                  Limitation of Director Liability. To the fullest extent permitted by the BCA as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(iii)                               Amendments. If the BCA is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the BCA, as so amended from time to time. No repeal or modification of this Section H by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Section H at the time of such repeal or modification.

H.                                    Power of the Board of Directors and Shareholders Regarding Bylaws: In furtherance and not in limitation of the powers conferred by statute, the board of directors and shareholders of the Corporation shall have the authority to adopt, amend, rescind or repeal the bylaws of the Corporation in any manner not inconsistent with the laws of the Marshall Islands.